Attachment A
EXPLANATION TO RESPONSES:

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Reporting Person                              Issuer Name and Ticker Symbol Statement for
                                                                            MM/DD/YY
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Credit Suisse First Boston, on behalf of the  Xcyte Therapies, Inc. (XCYT)  3/19/04
Credit Suisse First Boston business unit (1)
Eleven Madison Avenue
New York, New York 10010
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(1)  In accordance with Securities and Exchange Commission Release No. 34-39538
     (January 12, 1998), this Form 4 is being filed by Credit Suisse First
     Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First
     Boston business unit (the "CSFB business unit") excluding Asset Management
     (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The
     Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset
     Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box
     900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison
     Avenue, New York, New York 10010.

     The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware
     corporation. The address of CSFBI's principal business and office is Eleven
     Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit
     Suisse First Boston (USA), Inc. ("CSFB-USA"), a Delaware corporation and holding company. Credit Suisse First Boston LLC ("CSFB LLC"), a Delaware
     limited liability company, is a registered broker-dealer and the successor company of Credit Suisse First Boston Corporation ("CSFBC"). CSFB-USA is
     the sole member of CSFB LLC. The address of the principal business and office of each of CSFB-USA and CSFB LLC is Eleven Madison Avenue, New York,
     New York 10010.

     CSG is a global financial services company with two distinct business units. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse Financial Services business unit. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich,
     Switzerland.

     CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset
     Management and the Credit Suisse

     Financial Services business unit) may beneficially own shares of the securities of the issuer to which this Form relates (the "Shares") and such
     Shares are not reported in this statement. CSG expressly disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, Asset
     Management and the Credit Suisse Financial Services business unit.

     Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout
     CEO"), DLJ First ESC, L.P. ("ESC") and Sprout Plan Investors, L.P. ("Plan
     Investors") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO and the managing general partner of Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout VII and Sprout CEO. DLJ Associates
     VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a
     Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VII. DLJ LBO Plans Management
     Corporation ("DLJLBO"), a Delaware corporation, is the general partner of
     ESC and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC. DLJ LBO Plans
     Management Corporation II ("DLJLBOII"), a Delaware corporation, is the general partner of Plan Investors and, as such, is responsible for its day-to-day management. DLJLBOII makes all of the investment decisions on behalf of Plan Investors. DLJLBO and DLJLBOII are wholly-owned subsidiaries of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware
     corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA. The address of the principal business and office of each of CSFB-USA, DLJCC,
     Sprout VII, ESC, Sprout CEO and Plan Investors is Eleven Madison Avenue,
     New York, New York 10010.

(2)  Includes 213 shares of Common Stock, upon conversion of convertible promissory notes held of record by DLJ Capital Corporation, 1,067 shares of
     Common Stock, upon conversion of convertible promissory notes held of record by Sprout Plan Investors, L.P., 9,283 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Capital
     VII, L.P. and 107 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout CEO Fund, L.P., all of which convertible promissory notes were converted to Common Stock upon the closing of the issuer's initial public offering.

(3)  Includes 9,569 shares of Series A Convertible Preferred Stock held of record by DLJ Capital Corporation., 47,846 shares of Common Stock, upon conversion of Series A Convertible Preferred Stock, held of record by DLJ
     First ESC., L.P., 416,217 shares of Common Stock, upon conversion of Series
     A Convertible Preferred Stock, held of record by Sprout Capital VII, L.P., and 4,834 shares of Common Stock, upon conversion of Series A Preferred
     Convertible Stock, held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering.

(4)  Includes 1,983 shares of Series B Convertible Preferred Stock held of record by DLJ Capital Corporation., 9,917 shares of Series B Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 86,270 shares of
     Series B Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 1,002 shares of Series B Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering.

(5)  Includes 4,156 shares of Series C Convertible Preferred Stock held of record by DLJ Capital Corporation., 20,780 shares of Series C Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 180,770 shares of
     Series C Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 2,099 shares of Series C Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering.

(6)  Includes 1,177 shares of Series D Convertible Preferred Stock held of record by DLJ Capital Corporation., 5,886 shares of Series D Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., 51,204 shares of
     Series D Convertible Preferred Stock held of record by Sprout Capital VII,
     L.P., and 594 shares of Series D Preferred Convertible Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to
     Common Stock upon the closing of the issuer's initial public offering.

(7)  Includes 1,308 shares of Series E Convertible Preferred Stock held of record by DLJ Capital Corporation., 6,540 shares of Series E Convertible
     Preferred Stock held of record by DLJ First ESC., L.P., and 56,893 shares of Series E Convertible Preferred Stock held of record by Sprout Capital
     VII, L.P., all of which shares automatically converted to Common Stock upon the closing of the issuer's initial public offering.

(8)  Includes 660 shares of Series F Convertible Preferred Stock held of record by Sprout CEO Fund, L.P., all of which shares automatically converted to
     Common Stock upon the closing of the issuer's initial public offering.

(9)  Includes 707 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 3,535 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 30,762 shares of Common Stock issuable upon exercise of warrants held of record by
     Sprout Capital VII, L.P. and 356 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P., all of which warrants were exercised upon the closing of the issuer's initial public offering through a net exercise feature at the initial public offering price.

(10) Includes 103 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 523 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 4,551 shares of Common Stock issuable upon exercise of warrants held of record by
     Sprout Capital VII, L.P. and 52 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P., all of which warrants were exercised upon the closing of the issuer's initial public offering through a net exercise feature at the initial public offering price.